SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)  FEBRUARY 9, 1998

                           INDUSTRIAL HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

                                     1-9580
                            (Commission File Number)

         TEXAS                                          76-0289495
(State of other jurisdiction                 (IRS Employer Identification No.)
  of incorporation)


                     7135 ARDMORE HOUSTON, TEXAS        77054
             (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code(713) 747-1025

_______________________________________________________________________________
(Former name or former address, if changed since last report.)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

         (a)  ACQUISITION OF MINORITY INTEREST IN BUSINESS OF PHILFORM, INC.

         On February 9, 1998, Industrial Holdings, Inc., a Texas corporation (the "Company") acquired all the capital stock of Philform, Inc., a Michigan corporation ("Philform"), (the "Acquisition"), pursuant to the terms of a stock purchase agreement by and among the Company and Michael Powell, Phil Shaltz, Phil Miller, and Michael Shirkey (the "Shareholders"), the shareholders of Philform. Philform manufactures and sells forming and fastening systems primarily for manufacturing companies in the United States.

      The purchase price ("Purchase Price") of the capital stock was 375,692 shares of the Company's common stock (the "Common Stock"). The Purchase Price was determined through arm's length negotiations between the Company and the Shareholders, none of which had a pre-existing relationship with the Company or any of the Company's affiliates.

      Simultaneously and as a condition for the closing of the Acquisition on February 9, 1998, the Company acquired for 44,081 shares of Common Stock an undivided 8% interest in equipment used in the operations of Philform (the "Equipment") from SMS Industries, Inc., a Michigan corporation ("SMS"). OF Acquisition L.P., a Texas limited partnership (the "Partnership") acquired an undivided 92% interest in the Equipment. Philform contributed the activities of Philform and the 8% interest in the equipment to the Partnership in exchange for a 49% limited partnership interest in the operating income of the Partnership. The limited partnership interest was determined based on the relative fair market value of assets (including intangibles) contributed to the Partnership. As a result, the business and operations of Philform previously conducted by Philform are now conducted through the Partnership.

      The Partnership's general partner is St. James Management, L.L.C. (the "General Partner"). The General Partner is owned by St. James Capital Corp., the president of which is John Thompson, a director of the Company.

                                   EXHIBITS

2.1 Stock Purchase Agreement by and among Industrial Holdings, Inc. and Michael Powell, Phil Shaltz, Phil Miller, Michael Shirkey and Philform, Inc.

2.2      Agreement of Limited Partnership of OF Acquisition L.P.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                              INDUSTRIAL HOLDINGS, INC.


                              By:   /S/CHRISTINE A. SMITH
                                    CHIEF FINANCIAL OFFICER

Date: February 10, 1998

                               INDEX TO EXHIBITS


2.1      Stock Purchase Agreement by and among Industrial Holdings, Inc.    Ex-1
         and Michael Powell, Phil Shaltz, Phil Miller, Michael Shirkey
         and Philform, Inc.
2.2      Agreement of Limited Partnership of  OF Acquisition L.P.           Ex-2